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                                                                  Exhibit (j)(2)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants for the 1st Source Monogram Funds, series funds of The Coventry Group, we hereby consent to the references to our firm in the Statement of Additional Information in this Post-Effective Amendment to The Coventry Group's Registration Statement on Form N-1A.



/s/ Cohen Fund Audit Services, Ltd.
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Cohen Fund Audit Services, Ltd.
Westlake, Ohio
July 25, 2008